Exhibit 99.1

IMMEDIATE NEWS RELEASE

Schmitt Announces First Quarter Fiscal 2022 Operating Results

October 20, 2021	NASDAQ: SMIT

Portland, Oregon – Schmitt Industries, Inc. (NASDAQ: SMIT) (the “Company” or “Schmitt”) today announced its operating results for the fiscal quarter ended August 31, 2021. The operating results for the three months ended August 31, 2021 and August 30, 2020 include financial results from Schmitt’s July 9, 2020 acquisition of Ample Hills Creamery (“Ample Hills”).

Highlights of the three months ended August 31, 2021

•	Consolidated revenues increased $2,251,690, or 149.4%, to $3,759,175, for the three months ended August 31, 2021, as compared to $1,507,485 for the three months ended August 31, 2020.

•	Ice Cream Segment revenue increased $2,454,335, or 489.5%, to $2,955,755 for the three months ended August 31, 2021, as compared to $501,420 for the three months ended August 31, 2020. The increase was primarily due to the inclusion of a partial quarter for the three months ended August 31, 2020, as the acquisition occurred on July 9, 2020. In addition, the Company opened an additional retail location on May 28, 2021.

•	Measurement Segment revenue decreased $202,644, or 20.1%, to $803,420 for the three months ended August 31, 2021 as compared to $1,006,065 for the three months ended August 31, 2020. The decrease is primarily driven by a decrease in Acuity and Xact product revenue of $110,223 and $123,076, respectively. The decline was offset by an increase in Xact monitoring revenue of $12,253, or 3.2%.

•	Gross margin increased to 64.1% for the three months ended August 31, 2021, as compared to the three months ended August 31, 2020 of 40.3%. The Company’s margin was driven by improved performance in the Ice Cream Segment due to higher factory utilization and production efficiencies, as well as a product mix shift in the Measurement Segment.

•	Operating expenses increased $1,910,615, or 85.7%, to $4,139,951 for the three months ended August 31, 2021, as compared to $2,229,336 for the three months ended August 31, 2020. The increase was primarily due to the inclusion of the Ample Hills business, acquired in July 2020.

•	Net loss was ($1,045,039), or ($0.28), per fully diluted share, for the three months ended August 31, 2021, compared to net income of $150,659 or $0.04 per fully diluted share, for the three months ended August 31, 2020. The Company’s net loss for the three months ended August 31, 2021 included the forgiveness of a portion of the Company’s Paycheck Protection Program Loan in the amount of $588,534. The Company’s net income for the three months ended August 31, 2020 was impacted by the acquisition of Ample Hills, including the initial bargain purchase gain of $1,271,165, recorded as a component of other income, and the income tax benefit of $453,238 on the consolidated statement of operations.

•	The Company finished the quarter ended August 31, 2021 with $2,725,643 in cash, as compared to $4,032,690 for the year ended May 31, 2021.

“This quarter marks Schmitt’s first summer season with Ample Hills Creamery. Although there is still a COVID environment and some persistent overhangs, the Company has performed well and most importantly remained safe. This summer has provided a glimpse into the operating ability of the Company as margins and profitability improvements are seen in the retail and factory divisions. The factory equipment upgrades and co-packer volume have further supported the progress. On the retail side, the stores continue to perform well with our newest location, Prospect Park West, becoming our highest performing location. We look to continue this growth with selective future locations where we can continue to spread joy to our neighborhoods and further expand our unit economics.”

CORPORATE OFFICE: 2765 NW NICOLAI ST • PORTLAND, OREGON 97210 • 503/227-7908 • 503/223-1258

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“Our SMS Measurement segment has taken the past months to plan and prepare for new product launches that we expect to drive increased product sales. The constrained environment is proving to be more difficult than anticipated and the team is working multiple angles to grow our top line while maintaining our costs. We look forward to sharing more on the progress of our business units at the annual meeting later this year.”

“From a cash management perspective, we had roughly $500k in one-time costs this quarter, spending aimed specifically at stabilizing our financial and IT system support structures. Further, we are moving forward on several fronts to ensure our growth plans remain on track, with our real estate as a main asset to be monetarized that provides the foundation for that growth. Although timing is uncertain, we continue to make progress on the sale of the 28th Avenue property.”

Summary data for the three months August 31, 2021 and August 31, 2020

	Three Months Ended
	August 31,				Change
	2021		2020		$	%
Net sales	$3,759,175	100.0%	$1,507,485	100.0%	$2,251,690	16.7%
Gross margin	64.1%		40.3%
Operating expenses	$4,139,951	110.1%	$2,229,336	147.9%	$1,910,615	85.7%
Net (loss) income	$(1,045,039)	(27.8%)	$150,659	10.0%	$1,195,698	793.4%
Net (loss) income per common share, diluted	$(0.28)		$0.04		$(0.32)	800.0%

Reconciliation of Adjusted EBITDA

	Three Months Ended August 31,
	2021	2020
Loss before income taxes	$(1,041,464)	$(254,008)
Depreciation and amortization	149,478	245,481
EBITDA	$(891,986)	$(8,527)

Adjusted for:
Bargain purchase gain	—	(1,271,615)
Stock-based compensation	26,927	182,822
Income from discontinued product line	—	(38,287)
Transaction fees and reorganization expenses	—	125,167
Adjusted EBITDA	$(865,059)	$(1,010,440)

Reconciliation of Adjusted Net (Loss) and Non-GAAP EPS:

	Three Months Ended August 31,
	2021	2020
Net (loss) income	$(1,045,039)	$150,659
Adjusted for:
Bargain purchase gain	—	(1,271,615)
Transaction fees and re-organization expenses	—	125,167
Stock-based compensation	26.927	182,254
Income from discontinued product line	—	(38,287)
Tax effect of adjustments	6,732	$(250,478)
Adjusted (loss) (Non-GAAP)	$(1,011,380)	(1,101,732)
Non-GAAP (loss) per fully diluted share	$(0.27)	$(0.29)

CORPORATE OFFICE: 2765 NW NICOLAI ST • PORTLAND, OREGON 97210 • 503/227-7908 • 503/223-1258

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Use of Non-GAAP Financial Measures by Schmitt Industries

This release presents the non-GAAP financial measures “Adjusted EBITDA”, “Adjusted net loss (Non-GAAP)”, and “Non-GAAP loss per fully diluted share.” The most directly comparable measure for these non-GAAP financial measures are net income and basic and diluted net income per share. The Company presents adjusted EBITDA after excluding the bargain purchase gain related to the Ample Hills acquisition, related transaction and re-organization expenses, and stock-based compensation.

A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding Schmitt’s financial condition and results of operations is included as Exhibit 10.5 to Schmitt’s report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2021.

About Schmitt Industries

Schmitt is a holding company owning subsidiaries engaged in diverse business activities. The Company was originally incorporated under the laws of British Columbia, Canada, in 1984 and was reincorporated under the laws of the State of Oregon in 1995. Schmitt’s operating businesses include propane tank monitoring solutions, precision measurement solutions and ice cream production and distribution. The Company operates as two reportable segments: the Measurement Segment (“SMS”) and the Ice Cream Segment, which is comprised of Ample Hills Creamery, a beloved ice cream manufacturer and retailer based in Brooklyn, NY.

FORWARD-LOOKING STATEMENTS

This document may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors. A complete discussion of the risks and uncertainties that may affect Schmitt’s business, including the business of its subsidiary, is included in “Risk Factors” in the Company’s most recent Annual Report on Form 10-K as filed by the Company with the Securities and Exchange Commission.

For further information regarding risks and uncertainties associated with the Company’s business, please refer to Schmitt’s SEC filings, including, but not limited to, its Forms 10-K, 10-Q and 8-K.

The forward-looking statements in this release speak only as of the date on which they were made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, or for changes to this document made by wire services or internet service providers.

For more information contact:	Michael R. Zapata, President and CEO Philip Bosco, CFO and Treasurer (503) 227-7908 or visit our website at www.schmitt-ind.com

CORPORATE OFFICE: 2765 NW NICOLAI ST • PORTLAND, OREGON 97210 • 503/227-7908 • 503/223-1258

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